Exhibit 99.1

              INDEX TO UNAUDITED PRO FORMA CONDENSED
                COMBINED FINANCIAL INFORMATION OF
              WIRELESS ONE, INC. AS OF JUNE 30, 1996


Explanatory  Note  to Unaudited Pro Forma Condensed
  Combined Financial Information                          1
Unaudited Pro Forma Condensed Combined Balance Sheet
  as of June 30, 1996                                     3
Notes  to Unaudited Pro  Forma  Condensed  Combined
  Balance Sheet                                           4
Unaudited Pro Forma Condensed Combined Statement of
  Operations for the Year Ended December 31, 1995         5
Unaudited Pro Forma Condensed Combined Statement of
  operations for the Six Months ended June 30, 1996       6
Notes to  Unaudited  Pro  Forma  Condensed Combined
  Statements of Operations                                7

                         EXPLANATORY NOTE
                                TO
UNAUDITED  PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information consists of an Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996 and
Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 (collectively, the "Pro Forma Statements") for Wireless One, Inc. (the "Company"). The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to (i) the initial public offering of the Company's common stock in October 1995 and the concurrent issuance of units consisting of the Company's 13% Senior Notes due 2003 (the "13% Notes") and warrants to purchase the Company's common stock (collectively, the "1995 Offerings"), (ii) the acquisition of all of the wireless cable television assets and related liabilities of certain subsidiaries of Heartland Wireless Communications, Inc. ("Heartland") with respect to certain of Heartland's markets in Texas, Louisiana, Alabama, Georgia and Florida for approximately 3.5 million shares of the Company's common stock in October 1995 (the "Heartland Transaction"), (iii) the merger in July 1996 of TruVision Wireless, Inc. ("TruVision") with a subsidiary of the Company (the "TruVision Transaction"), (iv) the acquisition by TruVision
(A) in August 1996 of a wireless cable system and a hard-wire cable system in the Huntsville, Alabama market for approximately $6.0 million in cash (the "Madison Purchase"),
(B) in February 1996 of all of the outstanding stock of BarTel, Inc. for $1.7 million in cash and a $652,000 promissory note (the "BarTel Purchase") and (C) in August 1996 of all the outstanding stock of Shoals Wireless, Inc. for $1.2 million in cash and a note (the "Shoals Purchase") and (v) the conversion of the TruVision convertible preferred stock into TruVision common stock, in each case as if such transactions had occurred on January 1, 1995.

     The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to (i) the TruVision Transaction, (ii) the Madison Purchase, (iii) the Shoals Purchase, (iv) the conversion of the TruVision convertible preferred stock into TruVision common stock, (v) the acquisition by TruVision of rights to cable channels in the Gadsden, Alabama market for $950,000 in cash, (vi) the consummation of several acquisitions with respect to which TruVision has entered into definitive agreements, including agreements (A) to acquire rights to wireless cable channels in the Jacksonville, Florida market for approximately $820,000 (the "Jacksonville Purchase"),
(B) to acquire rights to wireless cable channels in the Chattanooga, Tennessee market for $517,000 (the "Chattanooga Purchase") and (C) to acquire wireless cable channels and a transmission facility in the Jackson, Tennessee market and rights to cable channels in the Hot Springs, Arkansas market for an aggregate of $4.2 million in cash (the "Sky View Purchase"), and (vii) the channel rights to be purchased by the Company in connection with the BTA Auction held by the Federal Communications Commission in March 1996 and the incurrence of associated indebtedness. All transactions are accounted for under the purchase method of accounting.

     The Unaudited Pro Forma Condensed Combined Statements of Operations, as adjusted, give effect to the issuance in August 1996 of the Company's 13-1/2% Senior Discount Notes due 2006 (the "Discount Notes") to the extent proceeds therefrom were used to repay $12.0 million of TruVision indebtedness outstanding on June 30, 1996. At the time of the consummation of the TruVision Transaction, there was $18.0 million of TruVision indebtedness. No pro forma interest expense has been reflected on indebtedness incurred to acquire channel rights in the BTA auction. Giving full effect to (i) the issuance of the 13% Notes and amortization of the related debt issuance costs, (ii) the issuance of the Discount Notes and amortization of the related debt issuance costs and amortization of the debt discount resulting from the issue price allocated to warrants issued in connection with the Discount Notes, and (iii) the incurrence of BTA Auction indebtedness, as if such indebtedness had been incurred, and the issuance of the 13% Notes and Discount Notes, as if these had been issued, on January 1, 1995, interest expense on a pro forma basis would have been $42.7 million and $22.6 million, respectively, for the year ended December 31, 1995 and for the six months ended June 30, 1996.

     The Pro Forma Statements and accompanying  notes should
be  read  in  conjunction  with  the  Company's consolidated
financial   statements,   Heartland   Division's   financial
statements,   TruVision's   financial  statements,   Madison
Communications, Inc. and Beasley Communications, Inc.'s combined financial statements and BarTel, Inc.'s financial statements, in each case, including the notes thereto, all of which have been previously filed with the Commission or are filed as exhibits to the Company's Current Report on Form 8-K to which this is an exhibit. The Pro Forma Statements do not purport to represent what the Company's results of operations or financial position would actually have been if the aforementioned transactions or events occurred on the dates specified or to project the Company's results of operations or financial position for  any  future  periods  or  at  any
future  date.   The  pro  forma  adjustments  are based upon
available  information  and  certain  adjustments  that  the
Company  believes  are  reasonable.   In the opinion of  the
Company, all adjustments have been made that are necessary to present fairly the Pro Forma Statements.

                                                WIRELESS ONE, INC.
                               Unaudited Pro Forma Condensed Combined Balance Sheet
                                                  June 30, 1996

                                                                                        TruVision
                                Wireless One   TruVision       Madison        Shoals    Pro Formas
                                 Historical    Historical     Historical    Historical  Adjustments
Current assets:
  Cash and cash
    equivalents                 $ 73,877,954  $    241,600   $   100,644   $   1,477   $ (10,221,295)(1)


  Marketable investment
    securities-restricted         17,670,036         ---           ---         ---             ---
  Other current assets             1,319,796       708,498           287         670           ---
                                ------------  ------------   -----------   ---------   -------------
  Total current assets            92,867,786       950,098       100,931       2,147     (10,221,295)
Property and equipment, net       33,066,456    15,933,868     1,046,110     351,015
Intangibles                       36,454,732     8,982,332        63,332      20,006      33,352,436(1)
                                                                                           4,015,000(2)
Marketable investment
  securities-restricted           27,801,368         ---           ---         ---             ---
Note receivable                    5,722,482         ---           ---         ---        (5,722,482)
Other assets                       7,627,582     4,791,659         1,835       ---         4,125,000(1)
                                ------------  ------------   -----------   ---------   -------------
Total assets                    $203,540,406  $ 30,657,957   $ 1,212,208   $ 373,168   $  25,548,659
                                ============  ============   ===========   =========   =============
Current liabilities:
  Short-term debt               $    392,105  $ 22,485,810   $    75,000   $   ---     $ (10,400,777)
  Other current liabilities        9,158,644     6,576,190       411,150      36,622           ---
                                ------------  ------------   -----------   ---------   -------------
  Total current liabilities        9,550,749    29,062,000       486,150      36,622     (10,400,777)
Deferred income taxes                  ---           ---           ---         ---         4,015,000(2)
BTA Auction Indebtedness               ---           ---           ---         ---             ---
Long-term debt                   151,116,860         ---           ---       423,456

Stockholders' equity:
  Preferred stock                      ---          11,000         ---         ---           (11,000)(1)
  Common stock                       134,988        24,000         1,000         300          22,949(1)
                                                                                             (24,000)(1)
  Additional paid-in capital      65,631,596    10,698,679     2,475,192     155,521      32,105,721(1)
                                                                                         (10,698,679)(1)
                                                                                           1,401,723
  Warrants                             ---           ---           ---         ---             ---
  Accumulated deficit            (22,893,787)   (9,137,722)   (1,750,134)   (242,731)      9,137,722(2)
                                ------------  ------------   -----------   ---------   -------------
  Total stockholders' equity      42,872,797     1,595,957       726,058     (86,910)     31,934,436
                                -----------   ------------   -----------   ---------   -------------
  Total liabilities and
    stockholders' equity        $203,540,406  $ 30,657,957   $ 1,212,208   $ 373,168   $  25,548,659
                                ============  ============   ===========   =========   =============

                                              WIRELESS ONE, INC.
                         Unaudited Pro Forma Condensed Combined Balance Sheet
                                               June 30, 1996
                                                (continued)

                                Adjustments for
                                  Acquisition
                                  License and                        1996 Debt           Pro Forma
                                 Channel Rights      Pro Forma        Offering            Combined
                                   Purchases          Combined       Adjustments         Adjustmnets
Current assets:
  Cash and cash
    equivalents                 $ (19,315,720)(3)   $   44,582,539   $  118,625,000     $   150,733,293
                                     (102,121)(4)                       (12,474,246)(8)
  Marketable investment
    securities-restricted                ---            17,670,036            ---            17,670,036
  Other current assets                  32,000(5)        2,061,251            ---             2,061,251
                                --------------      --------------   --------------      --------------
  Total current assets             (19,385,841)         64,313,826      106,150,754         170,464,580
Property and equipment, net           580,000(5)        50,977,449            ---            50,977,449
Intangibles                        58,018,405(5)       140,906,243            ---           140,906,243
Marketable investment
  securities-restricted                  ---            27,801,368            ---            27,801,368
Note receivable                          ---                 ---              ---                 ---
Other assets                        (1,012,500)(6)      15,533,576        6,375,000(8)       21,908,576
                                --------------      --------------   --------------      --------------
Total assets                    $   38,200,064      $  299,532,462   $  112,525,754      $  412,058,216
                                ==============      ==============   ==============      ==============
Current liabilities:
  Short-term debt               $      (75,000)(4)  $   12,477,138   $  (12,000,000)(8)  $      477,138
  Other current liabilities           (447,772)(4)      15,734,834         (474,246)(8)      15,260,588
                                --------------      --------------   --------------      --------------
  Total current liabilities           (522,772)         28,211,972      (12,474,246)(8)      15,737,726
Deferred income taxes                    ---             4,015,000            ---             4,015,000
BTA Auction Indebtedness            23,712,880(6)       23,712,880            ---            23,712,880
Long-term debt                       (423,456)(4)      151,116,860      119,946,613 (8)     271,063,473

Stockholders' equity:
  Preferred stock                       ---                  ---              ---                 ---
  Common stock                         11,480(7)           169,417            ---               169,417
                                       (1,300)(7)
  Additional paid-in capital       16,061,080(8)       115,200,120            ---           115,200,120
                                   (2,630,713)(7)
  Warrants                              ---                  ---          5,053,387           5,053,387
  Accumulated deficit               1,992,865(7)       (22,893,787)           ---           (22,893,787)
                                -------------       --------------   --------------      --------------
  Total stockholders' equity       15,433,412           92,475,750        5,053,387          97,529,137
                                -------------       --------------   --------------      --------------
  Total liabilities and
    stockholders' equity        $  38,200,064       $  299,532,462   $  112,525,754      $  412,058,216
                                =============       ==============   ==============      ==============

  NOTES  TO  UNAUDITED  PRO  FORMA CONDENSED COMBINED BALANCE SHEET

(1) Represents the elimination of TruVision's historical equity and the issuance of 2,294,905 shares (excludes the 1,148,040 shares of Common Stock described in Note 7 below) of Common Stock, at $14 per share, by the Company for the purchase of all outstanding common stock of TruVision, including the payment of $1,800,000 to VCI and other expenses related to the merger including but not limited to bond holder consent fees with respect to certain amendments to the 1995 Indenture. The Company issued options to certain TruVision employees in exchange for the TruVision options as set forth in the
TruVision Merger Agreement.   A  value  of $1,401,723 has been
assigned to these options. For purposes of the Pro Forma Statements the Company has tentatively considered the fair value of the acquired tangible assets to approximate their historical carrying value, with the excess acquisition costs being attributable to channel rights and license agreements. It is the Company's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among tangible and intangible assets acquired may change.

(2) Reflects the recognition of deferred income taxes at an estimated 35% effective tax rate on the excess of book value over tax basis relating to the TruVision net assets. The related increase in intangibles will be amortized over an estimated useful life of 20 years.

(3) Reflects cash to be paid in the Madison Purchase ($5.7 million), Shoals Purchase ($1.2 million), and the TruVision Transaction, including, the SkyView Purchase ($4.2 million), the Gadsden Purchase ($1.0 million) and the Jacksonville Purchase ($0.8 million), and the cash portion of the purchase price for rights to be obtained via the BTA Auction ($4.6 million).

(4) Reflects the elimination of certain assets and liabilities that  the  Company  will  not  acquire as part of the  Madison
Purchase  and  the  Shoals  Purchase   as  set  forth  in  the
respective agreements.

(5) This adjustment represents the estimated fair value of the equipment and the other assets acquired, and the excess of cost over tangible assets acquired, as part of the TruVision Transaction ($10.8 million), the Madison Purchase and Shoals Purchase ($7.0 million), the Gadsden Purchase, and SkyView Purchase (collectively $10.5 million), and the acquisition of other channel and license rights primarily through the BTA Auction ($29.6 million). Also reflects investment to acquire PCS license ($1.5 million). For purposes of the Pro Forma Statements, the Company has tentatively considered the fair value of the acquired tangible assets to approximate their historical carrying value, with the excess acquisition costs being attributable to channel rights and license agreements. It is the Company's intention, subsequent to the acquisition, to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among tangible and intangible assets acquired may change.

(6) Represents debt to the United States government to finance
$23,712,880 of the purchase price of, and the utilization of $1,012,500 of deposits for, the channel rights to be purchased via the BTA Auction.

(7) Represents the elimination of Madison's and Shoals' historical equity and the issuance of 1,148,040 shares of Common Stock, at $14 per share to be issued in connection with the Madison Purchase, Shoals Purchase and certain other license and channel rights purchases.

(8) Reflects the 1996 Debt Offering, net of estimated debt issuance costs of $6.4 million, and the application of $12.0 million of the proceeds therefrom to repay TruVision indebtedness outstanding on March 31, 1996. At the time of the consummation of the TruVision Transaction, there was $18.0 million of TruVision indebtedness. The 1996 Warrants have been valued at $5.1 million.

                                                WIRELESS ONE, INC.

                          Unaudited Pro Forma Condensed Combined Statement of Operations
                                           Year Ended December 31, 1995

                                      Heartland
                       Wireless One    Division      TruVision        Madison        BarTel        Shoal
                        Historical    Historical     Historical      Historical    Historical    Historical
                        -----------   ----------    -------------   ------------   ----------    ----------
Revenues                $ 1,343,969   $  632,173    $   3,081,614   $  1,582,147   $  150,000    $   83,867

Operating Expenses:

  Systems operations        841,819      397,574       2,103,053        888,707       67,720         53,015

  Selling, general
    and administrative    4,431,839      348,447       2,086,200        404,804       59,485         49,915

  Depreciation and
    amortization          1,783,066      193,962       1,266,301        577,240           42         61,306
                        -----------   ----------    ------------    -----------    ---------     ----------
    Total operating
      expenses            7,056,724      939,983       5,455,554      1,870,751      127,247        164,236
                        -----------   ----------    ------------    -----------    ---------     ----------
Operating income (loss)  (5,712,755)    (307,810)     (2,373,940)      (288,604)      22,753        (80,369)
                        -----------   ----------    ------------    -----------    ---------     ----------
Interest income           2,024,116        ---            15,063          ---          ---            ---

Interest expense         (4,070,184)       ---          (143,505)       (17,440)       ---          (35,137)

Other                        66,349        ---              ---          36,271        ---            ---
                        -----------   ---------     ------------    -----------    ---------     ----------
  Income (loss) before
    income taxes         (7,692,474)    (307,810)     (2,502,382)     (269,773)       22,753       (115,506)

  Income tax
    (expense) benefit         ---        113,890           ---            ---         (5,039)         ---
                       -----------    ----------    ------------    -----------    ---------     ----------
  Net income (loss)      (7,692,474)    (193,920)     (2,502,382)      (269,773)      17,714       (115,506)

Preferred stock
  dividends and discount
  accreation               (786,389)       ---           (687,000)         ---         ---            ---
                        -----------   ----------    -------------   ------------   ---------     ----------
Net income (loss)
  applicable to common
  stock                 $(8,478,863)  $ (193,920)   $  (3,189,382)  $   (269,773)  $  17,714     $ (115,506)
                        ===========   ==========    =============   ============   =========     ==========
Net loss per common
  share                $      (2.02)
                       ============
Weighted average common
  shares outstanding      4,187,736
                       ============



                                                 WIRELESS ONE, INC.

                          Unaudited Pro Forma Condensed Combined Statement of Operations
                                           Year Ended December 31, 1995
                                                     (continued)

                                                      Adjustments
                         Heartland                       for
                        Transaction                   Acquisition
                        and the Old                   License and                    1996 Debt        Pro Forma
                         Offerings      TruVision    Channel Rights    Pro Forma      Offering        Combined
                        Adjustments    Adjustments     Purchases       Combined      Adjustments     As Adjusted
                        -----------    -----------     ----------     -----------    ----------      ----------

Revenues                      ---      $  (486,100)(5) $     ---      $ 6,387,670    $    ---        $6,387,670

Operating Expenses:

  Systems operations        194,541(1)     (134,787)(5)      ---        4,411,642         ---          4,411,642

  Selling, general
    and administrative        ---             ---            ---        7,380,690         ---          7,380,690

  Depreciation and
    amortization              ---           (35,131)(6)    338,642 (7)  5,152,049         ---          5,152,049


                                            421,354 (7)


                                            545,267(8)
                        -----------    ------------    -----------    ------------   ----------      ------------
    Total operating
      expenses              194,541         796,703        338,642      16,944,381        ---          16,944,381
                        -----------    ------------    -----------    ------------   ----------      ------------
Operating income (loss)    (194,541)     (1,282,803)      (338,642)    (10,556,711)       ---         (10,556,711)
                        -----------    ------------    -----------    ------------   ----------      ------------
Interest income               ---             ---            ---         2,039,179        ---           2,039,179

Interest expense           (668,427)(2)       ---            ---        (4,934,693)  (1,885,766)(10)   (6,820,459)

Other                         ---             ---            ---           102,620        ---             102,620
                        -----------    ------------    -----------    ------------   ----------       -----------
  Income (loss) before
    income taxes           (862,968)     (1,282,803)      (338,642)    (13,349,605)  (1,855,766)      (15,235,371)

  Income tax
    (expense) benefit      (113,890)(3)   4,481,520(11)      5,039(3)    4,481,520      660,016 (11)    5,141,536
                        -----------    ------------    -----------    ------------   ----------      ------------
  Net income (loss)        (976,858)      3,198,717       (333,603)     (8,868,085)  (1,225,750)      (10,093,835)

Preferred stock
  dividends and discount
  accreation                786,389(4)      687,000(9)       ---             ---          ---               ---

Net income (loss)       -----------    -------------   ------------   -------------  -----------     -------------
  applicable to common
  stock                 $  (190,469)   $   3,885,717   $   (333,603)  $  (8,868,085) $(1,225,750)    $ (10,093,835)
                        ===========    =============   ============   =============  ===========     =============
Net loss per common
  share                                                               $      (1.16)                  $       (1.32)
                                                                      ============                   =============
Weighted average common
  shares outstanding                      2,294,905       1,148,040       7,630,681                      7,630,681
                                       ============    ============   =============                   ============


                                                WIRELESS ONE, INC.

                          Unaudited Pro Forma Condensed Combined Statement of Operations
                                           Six Months Ended June 30, 1996


                         Wireless One    TruVision        Madison         BarTel         Shoal
                          Historical     Historical      Historical     Historical     Historical
                        -------------   ------------    -------------   ----------     ----------
Revenues                $   2,372,132    $ 2,807,256    $    782,283    $    8,500     $  79,722

Operating Expenses:

  Systems operations        1,266,626      2,015,657         301,840         5,090         19,688

  Selling, general
    and administrative      5,529,724      2,102,118         374,095         3,351         80,135

  Depreciation and
    amortization            2,262,506      1,439,974         256,784            17        136,211
                        -------------    -----------    ------------    ----------     ----------
    Total operating
      expenses              9,058,856      5,557,749         932,719         8,458        236,034
                        -------------    -----------    ------------    ----------     ----------
Operating income (loss)    (6,686,724)    (2,750,493)       (150,436)           42       (156,312)
                        -------------    -----------    ------------    ----------     ----------
Interest income             3,863,777          ---             ---           ---            ---

Interest expense          (10,021,497)      (728,085)        (5,204)         ---          (28,826)

Other                          67,554     (2,515,000)        30,060          ---            ---
                        -------------    -----------    -----------     ----------     ----------
  Income (loss) before
    income taxes          (12,776,890)    (5,993,578)      (125,580)            42       (185,138)

  Income tax
    (expense) benefit           ---            ---            ---            ---            ---
                        -------------    -----------    -----------     ----------     ----------
  Net income (loss)       (12,776,890)    (5,993,578)      (125,580)            42       (185,138)

Preferred stock
  dividends and discount
  accreation                    ---         (440,000)          ---            ---           ---
                        -------------    -----------    ------------   ------------   -----------
Net income (loss)
  applicable to common
  stock                 $ (12,776,890)   $ (6,433,578)  $  (125,580)   $         42   $  (185,138)
                        =============    ============   ============   ============   ===========
Net loss per common
  share                $        (0.95)
                       ==============
Weighted average common
  shares outstanding       13,498,752
                       ==============



                                                 WIRELESS ONE, INC.

                          Unaudited Pro Forma Condensed Combined Statement of Operations
                                           Six Months Ended June 30, 1996
                                                     (continued)

                                        Adjustments
                                           for
                                        Acquisition
                                        License and                    1996 Debt        Pro Forma
                          TruVision    Channel Rights    Pro Forma      Offering        Combined
                         Adjustments     Purchases       Combined      Adjustments     As Adjusted
                         -----------     ----------     -----------    -----------     -----------

Revenues                 $ (308,994)(5)  $     --       $ 5,740,899    $    ---        $  5,740,899

Operating Expenses:

  Systems operations          ---              ---        3,608,901         ---           3,608,901

  Selling, general
    and administrative        ---              ---        8,089,423         ---           8,089,423

  Depreciation and
    amortization            (35,131)(6)      170,989 (7)  4,911,594         ---           4,911,594


                              407,611(7)


                              272,633(8)
                         ------------    -----------    -----------    -----------     ------------
    Total operating
      expenses                645,113        170,989     16,609,918         ---          16,609,918
                         ------------    -----------    -----------    -----------     ------------
Operating income (loss)     (954,107)       (170,989)   (10,869,019)        ---         (10,869,019)
                         ------------    -----------    -----------    -----------     ------------
Interest income                 ---            ---        3,863,777         ---           3,863,777

Interest expense                ---            ---      (10,783,612)      (515,057)(10) (11,298,669)

Other                           ---            ---        2,417,386         ---          (2,417,386)
                         ------------    -----------    -----------    -----------     ------------
  Income (loss) before
    income taxes             (954,107)      (170,989)   (20,206,240)      (515,057)      (20,721,297)

  Income tax
    (expense) benefit       6,508,486(11)      ---        6,508,486        180,265(11)     6,688,751
                         ------------    -----------    -----------    -----------     -------------
  Net income (loss)         5,554,379       (170,989)   (13,697,754)      (334,792)      (14,032,546)

Preferred stock
  dividends and discount
  accreation                  440,000(9)       ---            ---            ---               ---

Net income (loss)        ------------    -----------    ------------   ------------    -------------
  applicable to common
  stock                  $  6,355,978    $  (170,989)   $(13,697,754)  $   (334,792)   $ (14,032,546)
                         ============    ===========    ============   ============    =============
Net loss per common
  share                                                 $      (0.81)                  $       (0.83)
                                                        ============                   =============
Weighted average common
  shares outstanding        2,294,905       1,148,040     16,941,697                      16,941,697
                         ============    ============   ============                   =============

              NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS

(1) Reflects the additional channel lease expense associated with the Heartland Transaction.

(2) Reflects additional interest  expense on the 13% Notes at a
rate  of  13%,  amortization  of  debt   issuance   costs  and
amortization of debt discount associated solely with the portion of the proceeds of the 1995 Offerings utilized to pay $7 million of notes payable to Heartland.

(3) Reflects the adjustment of income tax benefit as a result of the Heartland Transaction and the BarTel Purchase.

(4) Reflects the elimination of the preferred stock dividends and discount accretion related to the redeemable convertible preferred stock of Old Wireless One which was converted to Common Stock at the time of the 1995 Offering.

(5) Reflects the elimination of TruVision's, Madison's and Shoals' installation revenue and direct commissions from the statement of operations in order to conform accounting policies for the capitalized costs of subscriber installations to the Company's accounting policies.

(6) Reflects the reduction in depreciation expense as a result of the conforming adjustments in Note 5 above.

(7) Reflects the amortization of the intangible assets acquired
in  the  TruVision  Transaction,   Madison   Purchase,  Shoals
Purchase,  and  certain  other channel rights purchases.   For
purposes of these Pro Forma Statements, lives of 20 years have
been used for licenses and  channel  rights.   Amortization of
intangible assets has only been recorded in those Markets acquired which are Operating Systems.

(8) Reflects the amortization of excess purchase price over the
fair  value  of  net  identifiable  assets   acquired  in  the
TruVision Transaction over 20 years.

(9) Reflects  the   elimination   of  the  preferred  dividend
requirements as a result of the conversion of TruVision's convertible preferred stock into TruVision common stock.

(10) Reflects additional interest expense on the Discount Notes and amortization of debt issuance costs and amortization of debt discount resulting from the issue price allocated to the 1996 Warrants associated solely with the portion of the proceeds from the 1996 Offering used to repay $10.0 million of
TruVision  indebtedness.   Giving  full  effect   to  (i)  the
issuance of the 13% Notes and amortization of the related debt issuance cost, (ii) the issuance of the Discount Notes and amortization of the related debt issuance costs, and (iii) the incurrence of BTA Auction indebtedness as if such indebtedness had been incurred, and the Existing Notes and the Notes had been issued, on January 1, 1995, interest expense on a pro forma basis would have been $42.7 million and $22.6 million, respectively, for the year ended December 31, 1995 and the six months ended June 30, 1996.

(11) Reflects adjustment to income tax benefit related to the pro forma adjustments. Income tax benefit reflects the recognition of deferred tax assets to the extent such assets can be realized through reversals of existing taxable temporary differences.